UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 10, 2005


                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                               0-28538                     13-5630895
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission                 (IRS Employer
 of incorporation)                      File Number)         Identification No.)


1999 Broadway, Ste. 4300, Denver, Colorado                               80202
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code                (303) 296-5600
                                                 -------------------------------


 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

     The registrant hereby furnishes the information set forth in its press release issued on May 10, 2005, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.

     The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.


Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits.

         Item No.    Exhibit Index
         -----------------------------------------------------------------------

         99.1        Press Release dated May 10, 2005, issued by the registrant.

                                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TITANIUM METALS CORPORATION
                                   (Registrant)

                                   /s/ Matthew O'Leary
                                   Matthew O'Leary
                                   Corporate Attorney and Assistant Secretary



Date: May 10, 2005

                                INDEX TO EXHIBITS

Exhibit No.          Description
-----------          -----------------------------------------------------------
    99.1             Press Release dated May 10, 2005, issued by the registrant.

                                                                    EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                       CONTACT:

Titanium Metals Corporation                  Bruce P. Inglis
1999 Broadway, Suite 4300                    Vice President - Finance, Corporate
Denver, Colorado 80202                         Controller and Treasurer
                                            (303) 296-5600


              TIMET REPORTS NET INCOME FOR THE FIRST QUARTER 2005; ANNOUNCES PLANS TO EXPAND ITS TITANIUM SPONGE PRODUCTION FACILITY

     DENVER, COLORADO . . . May 10, 2005 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported operating income of $19.4 million and net income attributable to common stockholders of $38.1 million, or $1.83 per diluted share, for the quarter ended March 31, 2005, compared to operating income of $3.3 million and a net loss attributable to common stockholders of $1.2 million, or $0.08 per diluted share, for the quarter ended March 31, 2004. The Company also announced that it plans to expand its existing titanium sponge facility in Henderson, Nevada.

     The Company's first quarter 2005 net income attributable to common stockholders was positively affected by the Company's determination that its deferred income tax assets in both the U.S. and the U.K. now meet the "more-likely-than-not" recognition criteria. Accordingly, the Company reversed the valuation allowance attributable to such deferred income tax assets in the first quarter of 2005, resulting in a $25.9 million income tax benefit.

     Effective January 1, 2005, the Company changed its method for inventory costing from the last-in, first-out ("LIFO") cost method to the specific identification cost method for the approximate 40% of the Company's consolidated inventories previously accounted for under the LIFO cost method. With the significant volatility seen recently in raw material prices, the Company believes this change in accounting method provides a better matching of revenues and expenses. As required by accounting principles generally accepted in the United States of America, the Company has restated its financial statements for prior periods. As a result, the Company's net inventory balance as of December 31, 2004 increased by $26.7 million from the previously reported amount (with a corresponding decrease to the Company's accumulated deficit), and the Company's operating income and net income for the three months ended March 31, 2004 each increased by $0.4 million.

     The Company's net sales increased 29% to $155.2 million during the first quarter of 2005 compared to net sales of $120.5 million during the year-ago period, due to increases in both sales volumes and average selling prices. Mill product sales volume increased 6% while melted product sales volume remained flat during the first quarter of 2005, compared to the year-ago period. Mill product average selling prices increased 19% and melted product average selling prices increased 27% during the first quarter of 2005, compared to the year-ago period.

     During the third quarter of 2004, the Company modified its method of calculating its backlog to include purchase orders under consignment relationships. The Company believes inclusion of these orders provides a more accurate reflection of the Company's overall backlog. Using the modified methodology for all periods, the Company's backlog at the end of March 2005 was $490 million, a $40 million (9%) increase over the $450 million backlog at the end of December 2004 and a $230 million (88%) increase over the $260 million backlog at the end of March 2004.

     The Company's aggregate unused borrowing availability under its U.S. and European credit agreements approximated $110 million at March 31, 2005.

     J. Landis Martin, Chairman and CEO, said, "We are pleased to report another profitable quarter for TIMET. Our net sales of $155.2 million were the highest we've reported since the fourth quarter of 1998. Demand for titanium products remains strong, and we continue to see significant pricing improvements on orders not covered by our long-term agreements. However, our costs, and our ability to fully meet all of our customers' requirements, continue to be adversely impacted by the current shortage of raw materials, and we expect this shortage to remain a major challenge for us throughout 2005 and into 2006."

     Mr. Martin continued, "Based upon our first quarter results, our current backlog and other factors, we currently expect our full year 2005 sales revenue to range between $700 million and $730 million, which is a $50 million increase from our previous guidance primarily due to higher average selling prices. We now expect operating income to increase $20 million over our previous guidance, to between $70 million and $85 million, as a significant portion of the effect of increased average selling prices will be offset by higher raw material costs. Additionally, our previous 2005 operating income guidance assumed an increase in our LIFO inventory reserve (and a corresponding charge to operating income) of $10 million, which we will no longer incur.

     "We now expect our full year 2005 net income attributable to common stockholders to range between $80 million and $95 million, an increase of $45 million from our previous guidance primarily due to (i) higher operating income as discussed above and (ii) the $25.9 million income tax benefit the Company recognized during the first quarter related to the reversal of the Company's valuation allowance attributable to its deferred income tax assets in the U.S. and the U.K. Consistent with prior guidance, these estimates also include a $12.6 million non-operating gain we currently expect to recognize in the second quarter of 2005 related to the previously discussed sale of certain real property at our Henderson, Nevada facility."

     The Company currently expects to complete the expansion of its titanium sponge plant facility by the first quarter of 2007, which will provide the capacity to produce an additional 4,000 metric tons of sponge annually, an increase of approximately 42% over current Henderson sponge production capacity levels. The Company currently estimates the capital cost for the project will approximate $38 million.

     Titanium sponge (so called because of its porous appearance) is the elemental form of titanium. Together with scrap and alloying elements, titanium sponge is an essential raw material for all titanium products. TIMET is the sole U.S. producer of titanium sponge for the titanium metals industry.

     Remarking on the sponge plant expansion, Mr. Martin said, "We have been in close contact with a number of our key end-user customers and based upon the longer-term demand projections we are receiving from those customers we believe that current levels of sponge production capacity will be inadequate to address this demand. This additional sponge production capacity should position TIMET to better address the increased longer-term demand projected by our existing customers, while also enabling TIMET to continue to support further emerging market growth. The added sponge production capacity will also allow the Company to offset its previous reliance on sponge from the Defense Logistics Agency stockpile (which is expected to become fully depleted during 2005) and should reduce the volatility of TIMET's raw material costs."

     The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this Quarterly Report, including risks and uncertainties in those portions referenced above and those described from time to time in the Company's other filings with the Securities and Exchange Commission ("SEC") which include, but are not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the renewal of certain long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, fluctuations in the market price of marketable securities, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the availability of raw materials and services, changes in raw material prices and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts, the potential for adjustment of the Company's deferred income tax asset valuation allowance and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

                                    o o o o o



                           TITANIUM METALS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In millions, except per share and product shipment data)
                                   (Unaudited)


                                                                                          Three months ended March 31,
                                                                                    ------------------------------------------
                                                                                           2005                   2004
                                                                                    -------------------    -------------------
                                                                                                               (restated)

Net sales                                                                           $          155.2       $         120.5
Cost of sales                                                                                  126.2                 107.7
                                                                                    -------------------    -------------------

      Gross margin                                                                              29.0                  12.8

Selling, general, administrative and development expense                                        12.4                   9.5
Other income (expense), net                                                                      2.8                   -
                                                                                    -------------------    -------------------

     Operating income                                                                           19.4                   3.3

Interest expense                                                                                 0.7                   4.3
Other non-operating income (expense), net                                                        0.7                   0.7
                                                                                    -------------------    -------------------

     Pretax income (loss)                                                                       19.4                  (0.3)

Income tax (benefit) expense                                                                   (22.9)                  0.5
Minority interest, net of tax                                                                    0.9                   0.4
                                                                                    -------------------    -------------------

     Net income (loss)                                                                          41.4                  (1.2)

Dividends on Series A Convertible Preferred Stock                                                3.3                   -
                                                                                    -------------------    -------------------

      Net income (loss) attributable to common stockholders                         $           38.1       $ (1.2)
                                                                                    ===================    ===================

Earnings (loss) per share attributable to common stockholders:
  Basic                                                                             $           2.39       $         (0.08)
  Diluted                                                                           $           1.83       $         (0.08)

Weighted average shares outstanding:
  Basic                                                                                         15.9                  15.9
  Diluted                                                                                       22.7                  15.9

Melted product shipments:
  Volume (metric tons)                                                                         1,415                 1,420
  Average selling price ($ per kilogram)                                            $          15.60       $        12.25

Mill product shipments:
  Volume (metric tons)                                                                         3,100                 2,925
  Average selling price ($ per kilogram)                                            $          36.75       $         31.00


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


                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                  March 31,            December 31,
                                                                                     2005                  2004
                                                                              -------------------    -----------------
ASSETS                                                                           (unaudited)            (restated)

Current assets:
  Cash and cash equivalents                                                   $           14.0       $            7.9
  Receivables, less allowance of $1.4 and $1.7, respectively                             108.9                   96.8
  Inventories                                                                            279.9                  258.3
  Prepaid expenses and other                                                               9.2                    7.4
                                                                              -------------------    -----------------

     Total current assets                                                                412.0                  370.4

Marketable securities                                                                     47.0                   47.2
Investment in joint ventures                                                              25.2                   22.6
Investment in common securities of TIMET Capital Trust I                                   6.3                    6.3
Property and equipment, net                                                              231.9                  228.2
Deferred income taxes                                                                     25.4                    1.1
Other                                                                                     16.4                   16.5
                                                                              -------------------    -----------------

     Total assets                                                             $          764.2       $          692.3
                                                                              ===================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                                               $           41.0       $           43.2
  Accounts payable                                                                        51.3                   44.2
  Accrued liabilities                                                                     66.2                   65.1
  Customer advance payments                                                               32.3                    6.9
  Other                                                                                    4.3                    2.8
                                                                              -------------------    -----------------

     Total current liabilities                                                           195.1                  162.2

Accrued OPEB and pension cost                                                             91.3                   92.0
Debt payable to TIMET Capital Trust I                                                     12.0                   12.0
Other                                                                                      7.6                    7.1
                                                                              -------------------    -----------------

     Total liabilities                                                                   306.0                  273.3

Minority interest                                                                         12.9                   12.6
Stockholders' equity                                                                     445.3                  406.4
                                                                              -------------------    -----------------

     Total liabilities, minority interest and stockholders' equity            $          764.2       $          692.3
                                                                              ===================    =================